                                                                      EXHIBIT 21


                         Subsidiaries of the Registrant

         The following is a list of all subsidiaries of First Equity Properties, Inc., the state or other jurisdiction of organization or incorporation and the names under which such subsidiaries do business (indention means direct parent relationship):

                                                Jurisdiction of
                                                Organization or
         Name of Entity                         Incorporation
----------------------------------------        ---------------
* First Equity Properties, Inc.                       Nevada

       Carmel Realty, Inc.                           Texas

            Regis Management Corporation             Nevada
            formerly Williamsburg
            Management Corporation)






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* First Equity Properties, Inc. is also the holder of a 99% limited partner interest in Carmel Realty Services, Ltd., a Texas limited partnership.